Exhibit 3.1

BCS/CD-515 (Rev. 04/11)

MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS BUREAU OF COMMERCIAL SERVICES

Date Received

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name

Dawn Short, Honigman Miller Schwartz and Cohn LLP

Address

2290 First National Building, 660 Woodward Avenue

City

Detroit

State

Michigan

ZIP Code

48226-3506

EFFECTIVE DATE:

Document will be returned to the name and address you enter above.

If left blank, document will be returned to the registered office.

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Profit and Nonprofit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is:

Amerigon Incorporated

2. The identification number assigned by the Bureau is:

545-27C

3. Article III, Section A of the Articles of Incorporation is hereby amended to read as follows:

A. The total number of shares which the corporation is authorized to issue is 60,000,000, of which 55,000,000 shall be Common Stock, without par value, and 5,000,000 shall be Preferred Stock, without par value.

COMPLETE ONLY ONE OF THE FOLLOWING:

4. Profit or Nonprofit Corporations: For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.

The foregoing amendment to the Articles of Incorporation was duly adopted on the day of,

, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this day of ,

(Signature)

(Type or Print Name)

(Signature)

(Type or Print Name)

(Signature)

(Type or Print Name)

(Signature)

(Type or Print Name)

5. Profit Corporation Only: Shareholder or Board Approval

The foregoing amendment to the Articles of Incorporation proposed by the board was was duly adopted on the 24th day of June, 2011, by the: (check one of the following)

x shareholders at a meeting in accordance with Section 611(3) of the Act.

written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

board of a profit corporation pursuant to section 611(2) of the Act.

Profit Corporations and Professional Service Corporations

Signed this 28th day of June, 2011

By

(Signature of an authorized officer or agent)

(Type or Print Name)